EXHIBIT 10.1

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Name	Principal Position	Annual Base Salary for Fiscal 2007(1)	Bonus Awards for Fiscal 2007(2)	Total Bonuses Paid for Fiscal 2006
Joseph W. Luter, III	Chairman of the Board and Chief Executive Officer	$850,000	(3)	$3,826,518
C. Larry Pope	President and Chief Operating Officer	$700,000	(3)	$1,913,259
George H. Richter	President of Farmland	$620,000	(4)	$1,584,499
Jerry H. Godwin	President of Murphy-Brown	$750,000	(5)	$1,105,552
Richard J.M. Poulson	Executive Vice President and Senior Advisor to the Chairman	$600,000	(3)	$800,000

(1)	The annual base salaries for fiscal 2007 did not change for the Company’s named executive officers compared to fiscal 2006.
(2)	All bonus awards are subject to adjustment downward at the Compensation Committee’s discretion based on an officer’s individual performance.
(3)	Derived from a formula based on Company-wide profits during fiscal 2007.
(4)	Derived from a formula based on Farmland’s profits during fiscal 2007.
(5)	Derived from a formula based on Murphy-Brown’s ability to control hog raising costs.